Exhibit 99.1

FOR IMMEDIATE RELEASE

Incyte Announces Executive Leadership Appointments

WILMINGTON, Del. – March 25, 2026 – Incyte (NASDAQ:INCY) today announced appointments among its executive leadership team to support the Company’s strategic focus and long-term growth plans.

Pablo J. Cagnoni, M.D., has been appointed President, Incyte and Global Head of Research and Development. In this role, Dr. Cagnoni will retain responsibility for Research and Development, while also supporting enterprise-wide strategic planning and operational execution. Under Dr. Cagnoni’s scientific leadership, Incyte’s R&D progress has been notable, including advancing our mutCALR antibody, povorcitinib, CDK2, KRASG12D and TGFßR2xPD1 programs. Dr. Cagnoni has also continued to strengthen the way Incyte conducts R&D, introducing a new structure, processes and new technologies to improve productivity and keep Incyte competitive.

Steven Stein, M.D., has been appointed Executive Vice President, Chief Medical Officer and Head of Late-stage Development. In this role, Dr. Stein will continue to oversee Incyte’s extensive and growing late stage development programs across Hematology, Oncology and Immunology as well as Global Medical Affairs, a critical capability for data generation and reinforcing the Company’s scientific leadership throughout the healthcare community. A highly respected leader at Incyte for more than a decade, Dr. Stein’s scientific judgment, development expertise and patient-centric approach have been instrumental to the Company’s success.

Mohamed Issa, Pharm.D. has been appointed Executive Vice President and Head of U.S. Commercial. In this role, Mr. Issa will continue to oversee the U.S. Oncology business while assuming expanded responsibility for U.S. Immunology. These business units are being integrated into a single U.S. commercial organization to support strategic alignment and execution for new product launches, operational effectiveness and standardization of best practices. Mr. Issa is an experienced executive with a proven track record in new product launch planning and operations across both Oncology and Immunology, and his execution-oriented approach will be critical to sustain commercial performance at Incyte.

“These appointments reflect the significant contributions Pablo, Steven and Mohamed have made to Incyte and the value they continue to bring to the company,” said Bill Meury, Chief Executive Officer, Incyte. “Additionally, we are confident that integrating our U.S. commercial teams into one organization will drive effective launch execution and position Incyte for long-term success.”

As part of the transition, Matteo Trotta, Executive Vice President and General Manager, U.S. Dermatology, will leave Incyte following a transition period.

For more background on Incyte’s Leadership Team, please visit https://incyte.com/our-company/our-leadership.

About Incyte®

Incyte is redefining what’s possible in biopharmaceutical innovation. Through deep scientific expertise and a relentless focus on patients, we have built an established portfolio of first-in-class medicines and an extensive portfolio of next-generation medicines across our key franchises: Hematology, Oncology and Inflammation and Autoimmunity.

To learn more, visit Incyte.com and Investor.Incyte.com. Follow us on social media: LinkedIn, X and Instagram.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this press release contain predictions, estimates and other forward-looking statements, including any discussion of the strength of Incyte’s enterprise leadership and Incyte’s potential for future growth and long-term success.

These forward-looking statements are based on Incyte’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, as detailed in Incyte’s reports filed with the Securities and Exchange Commission, including its annual report on form 10-K for the year ended December 31, 2025. Incyte disclaims any intent or obligation to update these forward-looking statements.

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Contacts

Media	Investors
media@incyte.com	ir@incyte.com

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